Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 29, 2022, with respect to the financial statements and financial highlights of Nuveen Dividend Growth ETF (NDVG), Nuveen Growth Opportunities ETF (NUGO), Nuveen Small Cap Select ETF (NSCS), and Nuveen Winslow Large-Cap Growth ESG ETF (NWLG), as of October 31, 2022, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

February 27, 2023

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 29, 2022, with respect to the financial statements and financial highlights of Nuveen ESG Dividend ETF (NUDV), Nuveen ESG Large-Cap ETF (NULC), Nuveen ESG Large-Cap Growth ETF (NULG), Nuveen ESG Large-Cap Value ETF (NULV), Nuveen ESG Mid-Cap Growth ETF (NUMG), Nuveen ESG Mid-Cap Value ETF (NUMV), and Nuveen ESG Small-Cap ETF (NUSC), as of October 31, 2022, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

February 27, 2023

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 29, 2022, with respect to the financial statements and financial highlights of Nuveen ESG International Developed Markets Equity ETF (NUDM) and Nuveen ESG Emerging Markets Equity ETF (NUEM), as of October 31, 2022, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

February 27, 2023